UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 16, 2004

                              HANCOCK FABRICS, INC.
               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number 1 - 9482


          Delaware                                               64-0740905
 (State or other jurisdiction                                (I. R. S. Employer
of incorporation or organization)                            Identification No.)

      One Fashion Way, Baldwyn, MS                                 38824
(Address of principal executive offices)                         (Zip Code)


               Registrant's telephone number, including area code
                                 (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing oblilgation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On November 16, 2004, Hancock Fabrics, Inc. issued a press release announcing the unaudited results of its third fiscal quarter of 2004. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

   (c)      Exhibits:

            Exhibit
            Number        Description
            -------       -----------

             99.1 Press release issued by Hancock Fabrics, Inc., dated November 16, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HANCOCK FABRICS, INC.
                                           (Registrant)

                                       By:  /s/ Bruce D. Smith
                                       ------------------------------
                                       Bruce D. Smith
                                       Senior Vice President and
                                       Chief Financial Officer
                                       (Principal Financial and
                                        Accounting Officer)

Dated:  November 18, 2004

INDEX TO EXHIBITS


Exhibit
Number        Description
-------       -----------

 99.1         Press release issued by Hancock Fabrics, Inc., dated
              November 16, 2004

                                                                    Exhibit 99.1

Hancock Fabrics, Inc.                                      FOR IMMEDIATE RELEASE
Corporate Headquarters                                        November 16, 2004
One Fashion Way
Baldwyn, MS 38824


Released by:      Ellen Kennedy
                  (662) 365-6109



                            HANCOCK FABRICS REPORTS
                           THIRD QUARTER 2004 RESULTS

Hancock Fabrics, Inc. (NYSE symbol: HKF), today announced the unaudited results of its third fiscal quarter of 2004.

Sales in the 13 weeks ended October 31, 2004 decreased 2.5% to $109.9 million from $112.7 million in the same quarter of 2003. Comparable store sales decreased 2.6% in the third quarter of 2004. Net earnings were $1.0 million, or $.05 per diluted share, compared with $4.2 million, or $.23 per diluted share, in the third quarter a year ago.

Sales in the first 39 weeks of 2004 decreased 3.7% to $304.8 million from $316.4 million in the same period of 2003. The Company reported a net loss of $900 thousand, or $.05 per diluted share, compared with net earnings of $9.9 million, or $.53 per diluted share, in the first nine months of 2003.

In commenting on the results, Larry G. Kirk, Chief Executive Officer, stated, "Conditions continued to be very difficult in the textile industry in the third quarter. Although customer traffic in our stores was off slightly from a year ago, our bigger issue was a decline in the average sale of 2%. In some key product categories, we are selling more yardage for less dollars, a deflationary condition that impacts both sales and gross margin. Ironically, because the governments Producer Price Index that the Company uses to measure inflation in our inventories spiked up unexplainably in September after several quarters of little or no change, we were required to record a $750,000 LIFO charge to earnings in the third quarter. The result was a negative swing in EPS from a year ago of $.04 per share."

Hancock Fabrics, Inc.                                          Page 2
Press Release                                                  November 16, 2004


"Consumer behavior has been unpredictable at best. Comparable sales increased in August and October while September comps were down sharply, with only part of the decrease attributable to four hurricanes in as many weeks in our southeastern and Atlantic Coast markets. Operating expenses decreased $200,000 n absolute terms, but the negative sales leverage, a lower gross margin and the unfavorable LIFO swing combined to push earnings well below a year ago," Kirk said.

"There were a number of bright spots in our product mix including quilting, active wear, crafting fabrics and embellishments, home accents and certain apparel groups. However, for the first time in many years, sales of home decorating fabrics declined, giving us perhaps the most revealing insight into today's reluctant consumer. Despite the recent results, we believe very strongly in the growth prospects in home decorating, and our commitment to the category will only increase over time. In any case, we will adapt to changing conditions as necessary and spend most of our time and effort on utilizing the new distribution facility and store information systems to greater advantage," Kirk concluded.

During the quarter, Hancock opened seven stores and closed seven. The Company currently operates 433 retail fabric stores in 42 states, supplies various independent wholesale customers and operates an internet store under the domain name, www.hancockfabrics.com.

Hancock Fabrics, Inc. is a retail and wholesale merchant of fabric and related home sewing and decorating accessories.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                         Page 3
Press Release                                                 November 16, 2004


                                  COMPARATIVE FINANCIAL SUMMARY (unaudited)
                                  (000's omitted, except for per share amounts)


                                      13 Weeks                  13 Weeks                 39 Weeks                 39 Weeks
                                   October 31, 2004          November 2, 2003         October 31, 2004        November 2, 2003
                                 ----------------------   -----------------------  -----------------------  -----------------------

Sales                             $          109,914       $           112,699      $           304,770      $           316,438

Cost of Goods Sold
  After LIFO Effect                           57,290                    55,274                  156,197                  154,505
                                 ----------------------   -----------------------  -----------------------  -----------------------

  Gross Profit                                52,624                    57,425                  148,573                  161,933

Expenses:
  Selling, G&A                                48,846                    49,022                  143,931                  141,386
  Dep'n/Amort                                  1,923                     1,608                    5,435                    4,645
                                 ----------------------   -----------------------  -----------------------  -----------------------
                                              50,769                    50,630                  149,366                  146,031
                                 ----------------------   -----------------------  -----------------------  -----------------------

Operating Income (Loss)                        1,855                     6,795                     (793)                  15,902

Interest Expense                                 335                       189                      639                      463
Interest Income                                  (14)                       (9)                     (38)                     (43)
                                 ----------------------   -----------------------  -----------------------  -----------------------

Earnings (Loss) Before
  Income Taxes                                 1,534                     6,615                   (1,394)                  15,482


Income Taxes                                     557                     2,401                     (505)                   5,620
                                 ----------------------   -----------------------  -----------------------  -----------------------

Net Earnings (Loss)               $              977      $              4,214     $               (889)    $              9,862
                                 ======================   =======================  =======================  =======================

Earnings (Loss) Per Share*

    Basic                         $             0.05      $               0.24     $              (0.05)    $               0.56
                                 ======================   =======================  =======================  =======================

    Diluted                       $             0.05      $               0.23     $              (0.05)    $               0.53
                                 ======================   =======================  =======================  =======================


Average Shares
  Outstanding (000's)

    Basic                                     18,246                    17,673                   18,149                   17,659

    Diluted                                   18,624                    18,560                   18,149                   18,509

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold             $               750      $               (300)    $                550     $               (500)


* Per share amounts are based on the average shares outstanding during each quarter and may not add to the year-to-date amount.

Hancock Fabrics, Inc.                                         Page 4
Press Release                                                 November 16, 2004
                           CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                       October 31,             November 2,
                                                                           2004                    2003
                                                                   -------------------     -------------------
ASSETS:
Current assets:
    Cash and cash equivalents                                      $            4,616       $         4,679
    Inventories                                                               163,874               151,895
    Other current assets                                                        6,569                 3,987
                                                                   -------------------     ------------------

       Total current assets                                                   175,059               160,561

Property and equipment, at depreciated cost                                    70,998                49,499
Pension payment in excess of required contribution                             14,261                16,660
Other assets                                                                   11,940                12,613
                                                                   -------------------     ------------------

                                                                   $          272,258       $       239,333
                                                                   ===================     ==================


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and other liabilities                         $           64,540       $        57,291
    Income taxes                                                                4,579                 7,007
                                                                   -------------------     ------------------

       Total current liabilities                                               69,119                64,298

Long-term debt obligations                                                     44,000                23,000
Postretirement benefits other than pensions                                    22,655                22,292
Other noncurrent liabilities                                                    9,152                 5,419
Shareholders' equity                                                          127,332               124,324
                                                                   -------------------     ------------------

                                                                   $          272,258      $        239,333
                                                                   ===================     ===================

Released at 4:00 P.M.
Tupelo, MS